UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	770419172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 E. Plumeria Dr.

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 23, 2008, NETGEAR issued a press release announcing its financial results for the third fiscal quarter ended September 28, 2008. The full text of the press release is furnished as Exhibit 99.1 attached hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 8.01	Other Events.

On October 23, 2008, NETGEAR, in the same press release attached hereto as Exhibit 99.1, announced that its board of directors authorized a program to repurchase up to 6,000,000 shares of the company’s common stock.

The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for acquisitions, current stock price, and other factors. Under the program, NETGEAR may repurchase shares from time to time on the open market. The company will finance the repurchase program with available cash on hand. The stock repurchase program may be modified or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: October 23, 2008	By:	/s/ Andrew W. Kim
Andrew W. Kim
Vice President, Legal and Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 23, 2008